UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 8, 2016

Ferro Corporation

__________________________________________

(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6060 Parkland Boulevard Suite 250, Mayfield Heights, Ohio		44124
_______________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-875-5600

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 8, 2016, the Board of Directors (“Board”) of Ferro Corporation (the “Company”) approved amendments (the “Amendments”) to the Company’s Amended and Restated Code of Regulations (the “Regulations”) to implement proxy access for eligible shareholders of the Company.  Article II, Section 3A was added to the Regulations and permits an eligible shareholder, which includes an eligible group of 20 or fewer shareholders, owning at least 3% of the number of outstanding shares of the Company’s common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to 20% of the number of directors then serving on the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Regulations.

The preceding description is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Regulations, as amended and restated to incorporate the Amendments, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by this reference.

Item 9.01Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
3.1	Ferro Corporation Amended and Restated Code of Regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

By:	/s/ Mark H. Duesenberg
Name: Mark H. Duesenberg
Title: Vice President, General Counsel and Secretary

December 12, 2016

EXHIBIT INDEX

Exhibit Number	Description
3.1	Ferro Corporation Amended and Restated Code of Regulations.